EXHIBIT 24

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints, as of the date hereof, Bud Holman, his true and lawful attorney-in-fact with full power of substitution, resubstitution and revocation, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, including, but not limited to, the undersigned's individual capacity and the undersigned's capacity as a member of each of Ridgeback Capital Investments Ltd., a Cayman limited company ("RCI") and Ridgeback Capital Management LLC, a Delaware limited liability company ("RCM"), to execute all agreements, certificates, forms, instruments, or other documents, and to take any action, necessary to file reports on any Form 13F (including any amendments thereto, and including any beneficial ownership reports which may in the future be required by the Securities and Exchange Commission to be filed provided that the purpose and form of such reports are substantially similar to Form 13F) under the Securities Exchange Act of 1934 with the Securities and Exchange Commission or any stock exchange or similar authority, in connection with any equity investments which qualify as Section 13(f) securities by the undersigned in his individual capacity and by each of RCI and RCM.

                  In connection with the appointment of such attorney-in-fact, the undersigned hereby grants unto said attorney-in-fact full power and authority to do and perform each and every act and thing which, in the opinion of such attorney-in-fact, may be requisite, necessary, proper or of benefit to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that said attorney-in-fact (or attorney-in-fact's substitute or substitutes), may lawfully do or cause to be done by virtue hereof, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his own discretion. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's or RCI's or RCM's responsibilities to comply with Section 13 of the Securities Exchange Act of 1934.

                  This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Forms 13F unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.



Dated as of:  February 5, 2007                                /S/ WAYNE HOLMAN
                                                              ----------------
                                                              Wayne Holman